UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 30, 2010, as part of a previously announced Board-approved share repurchase program, the Registrant acquired 1,482,674 of its common shares pursuant to a privately negotiated stock purchase agreement dated June 25, 2010. The Registrant and sellers also entered into a confidentiality agreement dated June 24, 2010. The Registrant repurchased the common shares at $19.00 per share. The closing price of the Registrant's common shares on June 25, 2010 was $19.08.

The Registrant's repurchase program may be conducted from time to time through the market, privately negotiated transactions or Rule 10b5-1 stock trading plans.

As at June, 30, 2010, the remaining authorization under the Registrant’s repurchase program was $91.1 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

July 1, 2010	By:	Peter A. Mintion

Name: Peter A. Mintion
Title: Executive Vice President and Chief Operating Officer